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                                                                    Exhibit 99.1

                           (TARGETED GENETICS LOGO)(R)

INVESTOR AND MEDIA CONTACT:

Stacie D. Byars
Director, Communications
Targeted Genetics Corporation
(206) 521-7392

                   TARGETED GENETICS RESTRUCTURES BIOGEN DEBT

SEATTLE, WA -- September 1, 2005 -- Targeted Genetics Corporation (Nasdaq: TGEN) announced that it has entered into an agreement with Biogen Idec, Inc. (Nasdaq:
BIIB) to restructure the repayment of debt that was due over the next year totaling approximately $10.7 million. Under the amended Funding Agreement and related promissory notes, Targeted Genetics paid $2.5 million of the outstanding debt on September 1, 2005 and agreed to make additional payments of approximately $3.1 million in August 2007 and $2.5 million in each of August 2008 and August 2009.

"The successful renegotiation of this debt with Biogen Idec provides us a more manageable debt structure and is clearly an important component of our overall long-term financing strategy," said H. Stewart Parker, President and Chief Executive Officer. "We are managing our cash position carefully and continue to look for ways to leverage value from our capabilities to build additional financial resources."

As part of the restructuring agreement, Targeted Genetics has agreed to apply one-third of certain up-front or milestone payments received from potential corporate collaborations to repayment of the outstanding debt, first to the payment of any accrued and unpaid interest on the principal being repaid, and second to the payment of outstanding principal in reverse order of maturity. In addition, Targeted Genetics granted Biogen Idec a right of co-sale in certain equity financings approved by Targeted Genetics' board of directors before November 30, 2005 and Biogen Idec agreed not to sell any of its shares of common stock until the earlier of November 30, 2005 and the completion of such a sale. Biogen Idec also agreed to enter into an additional lock-up agreement if Targeted Genetics completes an equity financing before November 30, 2005.

ABOUT TARGETED GENETICS
Targeted Genetics Corporation is a biotechnology company committed to the development and commercialization of innovative targeted molecular therapies for the prevention and treatment of inflammatory arthritis and other acquired and inherited diseases with significant unmet medical need. We use our considerable knowledge and capabilities in the development and


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manufacturing of gene delivery technologies to advance a diverse product development pipeline. Our product development efforts target inflammatory arthritis, AIDS, congestive heart failure, Huntington's disease, and hyperlipidemia. To learn more about Targeted Genetics, visit our website at www.targetedgenetics.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:
This release contains forward-looking statements regarding our business strategy, our product development, ability to raise capital or complete an equity financing, our ability to meet our obligations under the funding agreement and outstanding promissory notes and other statements about our plans, objectives, intentions and expectations. In particular, the statements regarding the Company's future plans are forward-looking statements. These statements, involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Factors that could affect our actual results include, but are not limited to, the timing, nature and results of our clinical trials, potential development of alternative technologies or more effective products by competitors, our ability to obtain and maintain regulatory or institutional approvals, our ability to obtain, maintain and protect our intellectual property and our ability to raise capital when needed, as well as other risk factors described in the section entitled "Factors Affecting Our Operating Results, Our Business and Our Stock Price" in our Quarterly Report on Form 10-Q for the period ended June 30, 2005. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. We undertake no duty to publicly announce or report revisions to these statements as new information becomes available that may change our expectations.

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